December 12, 2012 Project Canine Confidential Discussion Materials for the Special Committee of the Board of Directors of Collie - CONFIDENTIAL - Exhibit (c)(5)

Disclaimer
This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of
Directors (the “Committee”) of Collie (the “Company”) in connection with its evaluation of the proposed transaction and the Company’s strategic alternatives and for no other purpose. The information contained herein is based upon information supplied by the Company and publicly-available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company, its assets or any other entity. With respect to financial forecasts, including with respect to estimates of potential synergies, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the
Company as to the future financial performance of the Company, and at your direction we have relied upon such forecasts, as provided by the Company’s management, with respect to the Company and Shepherd, including as to expected synergies. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company.
These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview is intended solely for the benefit and use of the Committee (in its capacity as such)
in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. This presentation is not a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

- CONFIDENTIAL -

Table of Contents
SECTION 1  ..................................................................................................................... Situation Update
SECTION 2  ................................................................................................................... Valuation Analysis
SECTION 3  ........................................................................................................... Review of Alternatives
APPENDIX A  ........................................................................................................... Supporting Materials

- CONFIDENTIAL -

Situation Update Section 1 - CONFIDENTIAL -

Collie has been engaged with Shepherd since early-October regarding a potential merger
– Discussions appear to have been catalyzed by St. Bernard, which on October 15 announced its agreement to acquire 70% of Shepherd for more than $20 billion
– On December 11, CNBC reported on the discussions
• Collie stock closed up almost 12%; Shepherd closed down 1.6%
– Shepherd is expected to file a 13D on December 13
Since our engagement by the Special Committee on November 21, Centerview has been actively involved in evaluating Shepherd’s proposal(s), including relative to other strategic and financial alternatives available
Negotiations with Shepherd have focused on three inter-related topics:
– Financial and contractual aspects of the transaction
– Interim financing to be provided by Shepherd
– Potential for Collie to accelerate previously-agreed network buildout schedule (and associated financing implications)
(1)
As discussed with both the Special Committee and full Board, we have focused on the ability of each of
Collie’s potential alternatives to address key Collie issues:
– Need for additional substantial wholesale customer(s)
– Issues associated with Collie’s ownership / governance structure
– Lack of liquidity to fund current business plan
Situation Update
(1) No longer an element of the transaction. To be discussed among principals post-announcement.

- CONFIDENTIAL -

Overview of Shepherd Proposal
Consideration
Conditions to
Sign - General
[$2.90]/share in cash for 100% of equity interests it does not already own
Approval of Collie and Shepherd Boards of Directors
Approval of St. Bernard
Structure
Reverse triangular merger
Conditions to
Sign - SIGs
Significant
Conditions to
Close
Termination /
Termination
Payment(s)
Board can change its recommendation consistent with fiduciary duties, but no fiduciary termination right
If the merger agreement is terminated other than because [Collie shareholders do not approve merger], then Shepherd (i)
is required to make a $100mm prepayment against accelerated network buildout (2) and (ii) will forgive $120mm of interim
(see page 7)
Note: Does not reflect Shepherd comments to merger agreement received early-morning 12/12/12.
(1) Collie attempting to conform CFIUS standard to St. Bernard/Shepherd Agreement.
(2) Prepayment payable in January 2014 assuming network milestones have been satisfied.
$21mm basket for retention payments to non-management employees
Other
Key Terms –
Merger Agreement | Final Terms Subject to Further Negotiation
Collie shareholder vote
Closing of Shepherd/St. Bernard transaction (including CFIUS approval) (1)
No MAE on Collie [standard TBD]
No Collie dissenting shares in excess of 12.5%
Regulatory approval [standard TBD] and other standard closing conditions
Voting agreements in favor of the transaction
Equityholders’ Agreement is terminated at closing
Agreement to offer to sell shares to Shepherd at deal price (pursuant to RoFO) [if Collie shareholders do not approve merger]

- CONFIDENTIAL -

Overview of Shepherd Proposal
Conditions
to Sign -
SIGs
$2.60/share in cash
Consideration
Preliminary Proposal
[$2.90]/share in cash
Current Proposal
MVNO
RoFO
4G agreements terminated Agreements remain in place
Triggered if merger agreement is terminated
SIG offer + Shepherd commitment
Triggered if [Collie shareholders do not approve
merger]
SIG offer only; no Shepherd commitment
Conditions
to Close
Dissenting
Shares
Regulatory
Percentage not specified
Subsequent first proposal = 5%
12.5%
No imposition of conditions unacceptable to
Shepherd
[Standard TBD]
Termination Payment(s)
Silent $100mm prepayment against accelerated network
buildout (1)
$120mm of interim financing is forgiven (see page 7)
Note: Does not reflect Shepherd comments to merger agreement received early-morning 12/12/12.
(1) Payable in January 2014 assuming network milestones have been satisfied, and if merger agreement is terminated other than because
[Collie shareholders do not approve merger].
Key Terms –
Changes vs. Preliminary Proposal | Final Terms Subject to Further Negotiation

- CONFIDENTIAL -

Overview of Shepherd Proposal
Availabilities
Amount / Coupon
/ Other
Conversion
(1) Above $440mm, vote will be required to satisfy Nasdaq 20% rule; vote will be separately necessary given current Collie authorized shares limited to 360mm. Vote on share issuance and vote on merger will be cross-contingent.
(2) Prepayment payable in January 2014 assuming network milestones have been satisfied.
Key Terms –
Interim Financing | Final Terms Subject to Further Negotiation
Preliminary Proposal Current Proposal
Up to $600mm
1.00% Senior Exchangeable Notes
Due 2018
NCL
Up to $800mm
1.00% Senior Exchangeable Notes
Due 2018
NCL
New RoFR on Excess Spectrum sale if merger does
not close
Up to $200mm subject to previously-agreed network
milestones
Remainder subject to new, mutually-agreed milestones
$1.25/share $1.50/share (principal subject to adjustment – see below)
Convertible at Collie’s option if merger agreement is
terminated other than because [Collie shareholders do not
approve merger]
Otherwise always convertible at Shepherd’s option
No new RoFR on Excess Spectrum sale
$80mm per month, subject to caps at:
–
~5.5 months (~$440mm) if shareholders have not
approved issuance of additional shares (1)
–
7 months ($560mm) if network milestones are not
mutually-agreed within 45 days
Forgiveness of
Principal
Shepherd will forgive $120mm of principal if
merger agreement is terminated other than
because [Collie shareholders do not approve
merger]
Matching Right

- CONFIDENTIAL -

Summary of Shepherd Proposal
Key Financial Statistics
Source: Collie management, Company filings and FactSet, as of December 11, 2012.
Note: U.S. dollars in millions, except per MHz-pop and per share amounts.  Date ranges reflect calendar ranges (e.g., 30 days reflects 30 calendar days).
(1) Based on 47.0bn MHz-pops.
[ ]
Preliminary Current
Proposal Proposal
$2.60 $2.90 $2.97 $3.00 $3.05 $3.10 $3.15
Increase vs. Preliminary Proposal – 11.5% 14.2% 15.4% 17.3% 19.2% 21.2%
Incremental Value vs. Preliminary Proposal – $227 $280 $303 $340 $378 $416
Aggregate Value to Non-Shepherd Equityholders 1,965 2,192 2,245 2,268 2,305 2,343 2,381
Premia vs. Spot Prices
Relative to Current - 12/11/12 ($2.68) (3.0%) 8.2% 10.8% 11.9% 13.8% 15.7% 17.5%
Relative to Pre-Leak - 12/10/12 ($2.40) 8.3% 20.8% 23.8% 25.0% 27.1% 29.2% 31.3%
1-Day Prior to Receipt of Preliminary Proposal - 11/20/12 ($2.12) 22.6% 36.8% 40.1% 41.5% 43.9% 46.2% 48.6%
1-Day Prior to Annc. of Shepherd/St. Bernard Txn - 10/10/12 ($1.30) 100.0% 123.1% 128.5% 130.8% 134.6% 138.5% 142.3%
Premia vs. Trading Averages
4-Weeks Prior to Pre-Leak ($2.27) 14.5% 27.7% 30.8% 32.1% 34.3% 36.5% 38.7%
6-Months Prior to Pre-Leak ($1.63) 59.9% 78.4% 82.7% 84.5% 87.6% 90.7% 93.8%
4-Weeks Prior to Receipt of Preliminary Proposal ($2.11) 23.2% 37.4% 40.7% 42.2% 44.5% 46.9% 49.3%
4-Weeks Prior to Annc. of Shepherd/St. Bernard Txn ($1.43) 81.5% 102.5% 107.4% 109.5% 113.0% 116.4% 119.9%
EV / MHz-pop (1) $0.199 $0.208 $0.211 $0.212 $0.213 $0.215 $0.216

- CONFIDENTIAL -

“Majority of Minority” Vote Analysis
Source: Collie management and Company filings.
Note: Shares in millions.  Based on 1,466 million basic shares outstanding; excludes shares associated with RSUs.
(1) Pro forma for Shepherd acquisition of shares from English Setter.
(2) Includes Highbridge, Sirios, Chesapeake, Vanguard and Glenview.
“Other Public” Shareholders Required to Approve Merger

- CONFIDENTIAL -
Shares
Total Class A and Class B Shares Outstanding 1,465.6
(Less): Shares Held By Shepherd (739.0)
"Minority" Shares 726.6
Percentage of Minority Required to Approve Merger 50.1%
Minority Shares Required to Approve Merger 364.0
% of
Shares Non-Shepherd
Comcast 88.5 12.2%
Bright House 8.5 1.2%
Intel 94.1 12.9%
Subtotal SIGs 191.1 26.3%
Mt. Kellet and Crest 99.0 13.6%
Next Five
(2)
179.1 24.7%
Other Public 257.4 35.4%
100.0%
SIGs
SIGs and Next Five
All SIGs All SIGs / 50% of All SIGs / 100% of
"For" Next Five "For" Next Five "For"
"For" 16.9% Not Needed Not Needed
"Against" 39.6% 32.4% Not Needed
Current Share Register
(1)
Total Non-Shepherd 726.6

Collie can issue 293mm shares prior
to needing shareholder vote per
Nasdaq rules
Dilution Associated with Conversion of Interim Financing
Source: Financial projections per Collie management and Company filings.
Note: U.S. dollars in millions.
(1) Based on 1,466 million basic shares outstanding, excluding shares associated with RSUs.
(2) Based on projected September 2013 net debt balance per MCC.
$1.50 / Share Conversion Price
~5.5-Month Cap
7-Month Cap Full Facility
If agreement on buildout schedule
not reached within 45 days, Collie
can draw only for 7 months
$800mm full availability
Value (dilution) / accretion to Non-Shepherd / Non-SIG shareholders (2)

- CONFIDENTIAL -
Unadjusted Less $120mm Unadjusted Less $120mm Unadjusted Less $120mm
Principal $440 $320
$560 $440 $800 $680
Underlying Shares @ $1.50 293 213 373 293 533 453
Implied "Adjusted" Conversion Price
$1.50 $2.06 $1.50 $1.91 $1.50 $1.76
Shepherd
Pre-Conversion 50.4% 50.4% 50.4% 50.4% 50.4% 50.4%
Pro Forma 58.7% 56.7% 60.5% 58.7% 63.7% 62.1%
Non-SIG Shareholders Change (6.1%) (4.6%) (7.4%) (6.1%) (9.7%) (8.6%)
Share Price
Pre-Conversion (1)
$0.08 $0.06 $0.10 $0.08 $0.13 $0.12
0.04 0.03 0.05 0.04 0.07 0.06
0.00 0.00 0.00 0.00 0.00 0.00
(0.08) (0.06) (0.10) (0.08) (0.13) (0.12)
(0.17) (0.13) (0.20) (0.17) (0.27) (0.24)
(0.25) (0.19) (0.30) (0.25) (0.40) (0.35)
3.00
Implied
Conversion
Price
Change in
Ownership
(1)
Change in
Value Per
Share
$1.00
1.25
1.50
2.00
2.50

- CONFIDENTIAL -
Summary of Indicative Dalmatian Proposal
Spectrum
Adjustments
Proposal Comments
~40MHz contiguous spectrum in LTE Band 41 (the
“Portfolio”)
11.367bn total MHz-pops
–
9.528bn MHz-pops Owned
–
1.839bn MHz-pops Leased
~$177mm (1) NPV of spectrum lease payments
~$200 - $600mm tax liability
Gross Value
$2.46bn
~$0.216/MHz-pop
Net Value
(2)
~$0.183/MHz-pop
~$1.7bn - $2.1bn in aggregate
Tax liability dependent on Shepherd decision regarding  use
of NOLs (if available) vs. conversion to Class A shares
Other
Option to purchase additional 2MHz adjacent to Portfolio at
same price
Match right to purchase/lease additional 20Mhz of spectrum
Agreement to “swap” spectrum at cost with replacement of
“filter channels” if Dalmatian or Collie acquires spectrum
contiguous to Portfolio
Commercial agreement between Collie and Dalmatian
Liquidity Impact
Source: Collie management.
(1) Collie management estimate based on 10% discount rate; Dalmatian proposal estimates NPV of spectrum lease payments as $277 million based on 5% discount rate.
(2) Reflects $177mm NPV of spectrum lease payments and assumes $200mn tax liability.
Collie agreements restrict use of proceeds from asset sale
–
Baskets allow for funding of (i) up to one year of
capex and (ii) operating expenses up to 25% of
proceeds (less amounts used to fund capex)
–
Remainder must be used to tender for first lien
If holders do not tender, Collie’s use of proceeds is not
restricted
–
Current trading levels suggest debtholders may not
tender
Additional 20MHz likely exceeds current Excess Spectrum
definition
Commercial agreement is defined only in broad terms
Dalmatian has on prior occasion expressed willingness to
consider using acquired Collie debt as partial consideration

- CONFIDENTIAL - Valuation Analysis Section 2

- CONFIDENTIAL -
Overview of Valuation Methodologies Employed
Comments Observations
Historical
Trading Ranges
Reflects Collie trading levels both before and since the
announcement of the Shepherd/St. Bernard transaction
$0.90 - $2.69 52-week range (based on closing prices)
Closed 12/11/12 at $2.68
Precedent
Transactions
All cash transactions
Minority squeeze-outs
Each transaction is situation-specific
Median of both cash transactions overall and minority
squeeze-outs is in the ~30% range
See pages 18-19
Analyst Price
Targets
Wide range of expectations and assumptions
Generally based on per-MHz-pop valuations and DCF
$2.00 - $4.00 range (excluding high/low)
See page 16
Precedent
Spectrum
Acquisitions
Recent strategic acquisitions of material spectrum blocks
–
Based on transactions involving MSS, WCS and
2.5GHz spectrum bands
Each transaction is situation-specific with valuations
affected by a number of factors
Most-similar spectrum has traded in the $0.18 -
$0.26 (1)
/ MHz-pop range
See page 17
Discounted
Cash Flow
Analysis
Illustrative intrinsic value based on projected future FCF
Based on two Management cases, one which assumes
additional wholesale customer(s) and another which
assumes Shepherd remains the only customer
DCF less significant to overall analysis given (i) Management’s view of continuing challenge in attracting additional wholesale customer(s) and (ii) requirement of significant additional funding, which may not be available
See page 20-22
(1) Price/MHz-pop for AT&T acquisition of Nextwave spectrum includes C/D blocks not immediately usable due to requirement for
“guard bands.” Excluding guard bands yields implied price of $0.37/MHz-pop.
Centerview’s valuation analysis includes a number of different valuation methodologies, each with its own particular considerations:
Trading
Comparables
We have considered and reviewed potential trading
comparables, but not included in our analysis due to
lack of meaningful comparability to Collie

$15.50
$0.00
$2.90 $3.15
Valuation Summary
$2.80
$2.75
Historical Trading Ranges
52-Week Closing Low - 7/24/12
52-Week Closing High - 10/15/12
Analyst Price Targets
(1)
Precedent Spectrum Acquisitions
(2)
$0.176 - $0.255 / MHz-POP
Precedent Cash Transactions
~32% Premium to 1-Day Pre-Shepherd / St. Bernard ($1.30)
~32% Premium to 1-Day Prior to Preliminary Offer ($2.12)
~38% Premium to 12/10/12 Close ($2.40)
Precedent Minority Squeeze-Outs
~30% Premium to 1-Day Pre-Shepherd / St. Bernard ($1.30)
~30% Premium to 1-Day Prior to Preliminary Offer ($2.12)
~30% Premium to 12/10/12 Close ($2.40)
DCF - Multi-Customer Case
(3)
10.0% - 17.5% WACC
1.0% - 3.0% Perpetuity Growth Rate
DCF - Single-Customer Case
(3)
10.0% - 17.5% WACC
1.0% - 3.0% Perpetuity Growth Rate
$3.45
$1.70
$1.70
$1.90
$2.00
$0.90
$0.75
$3.10
$3.30
$4.35
$4.00
$2.69
$0.00 $1.00 $2.00 $3.00 $4.00 $5.00

- CONFIDENTIAL -
(4)
Note: Figures rounded to nearest $0.05, except historical trading ranges.
(1) Excludes high and low price targets.
(2) Based on transactions involving MSS, WCS and 2.5GHz spectrum bands. Price/MHz-pop for AT&T acquisition of Nextwave spectrum includes
             C/D blocks not immediately usable due to requirement for “guard bands.” Excluding guard bands yields implied price of $0.37/MHz-pop.
(3) Does not reflect proceeds from divestiture of excess spectrum; indicative Dalmatian proposal implies additional value of ~$1.40 per share.
(4) Negative equity values expressed as $0.00.

Analysis at Various Prices
Source: Collie management, Company filings and FactSet, as of December 11, 2012.
Note: U.S. dollars in millions, except per MHz-pop and per share amounts.  Date ranges reflect calendar ranges (e.g., 30 days reflects 30 calendar days).
(1) Based on fully diluted shares outstanding, including shares associated with RSUs, options and warrants.
(2) Collie management estimate.
(3) Based on 47.0bn MHz-pops.
vs.
Pre-Leak
(12/10/12)
Through
Pre-Leak
(12/10/12)
Through
Pre-Shepherd/
St. Bernard
(10/10/12)
[ ]
Preliminary Current
Proposal Proposal
$2.60 $2.90 $2.97 $3.00 $3.05 $3.10 $3.15
Aggregate Equity Value
(1)
$3,887 $4,335 $4,440 $4,485 $4,560 $4,635 $4,710
Plus: Debt 4,486 4,486 4,486 4,486 4,486 4,486 4,486
Plus: NPV of Spectrum Leases
(2)
1,800 1,800 1,800 1,800 1,800 1,800 1,800
(Less): Cash & S-T Investments (828) (828) (828) (828) (828) (828) (828)
Aggregate Enterprise Value $9,344 $9,793 $9,897 $9,942 $10,017 $10,092 $10,167
Transaction Highlights
Increase vs. Preliminary Proposal - 11.5% 14.2% 15.4% 17.3% 19.2% 21.2%
Incremental Value vs. Preliminary Proposal - 227 280 303 340 378 416
Value of Non-Shepherd Equity 1,965 2,192 2,245 2,268 2,305 2,343 2,381
Premia
Spot Prices Relative to:
52-Wk. High ($2.69) (3.3%) 7.8% 10.4% 11.5% 13.4% 15.2% 17.1%
Current ($2.68) (3.0%) 8.2% 10.8% 11.9% 13.8% 15.7% 17.5%
Pre-Leak ($2.40) 8.3% 20.8% 23.8% 25.0% 27.1% 29.2% 31.3%
1-Day Prior to Preliminary Proposal ($2.12) 22.6% 36.8% 40.1% 41.5% 43.9% 46.2% 48.6%
1-Day Prior to Annc. of Shepherd/St. Bernard ($1.30) 100.0% 123.1% 128.5% 130.8% 134.6% 138.5% 142.3%
1-Week Prior ($2.47) 5.3% 17.4% 20.2% 21.5% 23.5% 25.5% 27.5%
4-Weeks Prior ($2.22) 17.1% 30.6% 33.8% 35.1% 37.4% 39.6% 41.9%
6-Mos. Prior ($1.19) 118.5% 143.7% 149.6% 152.1% 156.3% 160.5% 164.7%
Trading Averages:
4-Weeks ($2.27) 14.5% 27.7% 30.8% 32.1% 34.3% 36.5% 38.7%
3-Mos. ($1.93) 34.9% 50.5% 54.1% 55.7% 58.3% 60.9% 63.5%
6-Mos. ($1.63) 59.9% 78.4% 82.7% 84.5% 87.6% 90.7% 93.8%
4-Weeks Prior to Preliminary Proposal ($2.11) 23.2% 37.4% 40.7% 42.2% 44.5% 46.9% 49.3%
4-Weeks ($1.43) 81.5% 102.5% 107.4% 109.5% 113.0% 116.4% 119.9%
3-Mos. ($1.43) 81.3% 102.3% 107.2% 109.2% 112.7% 116.2% 119.7%
6-Mos. ($1.38) 88.6% 110.3% 115.4% 117.6% 121.2% 124.8% 128.5%
EV / MHz-pop (3)
$0.199 $0.208 $0.211 $0.212 $0.213 $0.215 $0.216

- CONFIDENTIAL -

Source: Wall Street research and FactSet, as of December 11, 2012. Excludes analysts for whom price target is not available.
(1) Reflects standardized text, as per ThomsonOne.
(2) Reflects near-term price target, as per analyst research.
Analyst Price Targets
- CONFIDENTIAL -
Price Report Valuation
Analyst Rating
(1)
Target
(2)
Date Methodology
Zachary Buy $5.00 Oct-12 not provided
BofA Merrill Lynch Buy 4.00 Oct-12 $0.15-$0.30 / MHz-pop
JPMorgan Hold 4.00 Dec-12 $0.28 / MHz-pop
Wells Fargo Buy 3.75 Jul-12 $0.17-$0.19 / MHz-pop
Davidson Buy 3.00 Oct-12 not provided
Guggenheim Buy 3.00 Oct-12 not provided
JANCO Buy 2.75 Aug-12 not provided
Macquarie Hold 2.75 Nov-12 DCF "Scenario Analysis"
RBC Hold 2.50 Nov-12 $0.25 / MHz-pop
Jefferies Hold 2.00 Oct-12 DCF / Spectrum-based
Evercore Hold 1.75 Oct-12 Spectrum-based
UBS Hold 1.75 Oct-12 DCF-based

Precedent Spectrum Acquisitions
(3)
(4)
(2)
(5)
(5)
(1)
(6)
Precedent spectrum valuations are influenced by a number of factors including: situational context (e.g., distressed sale), immediately deployable vs. requiring regulatory approval, strategic value to acquirer, portfolio size, geographic coverage, useable spectrum as a percentage of total portfolio, etc.
- CONFIDENTIAL -

Date Txn Total
Acquiror Target $ / MHz-pop Annc. Value MHz-pop Comment
Collie
Shepherd
Spectrum
5/7/08 $7,400 28,989
Reflects price for spectrum contributed by Shepherd for
stake in Collie
Dalmatian Collie
NA 2,460 11,367
Preliminary Dalmatian proposal to Collie
Shepherd
English
Setter
10/18/12 9,893 47,000
Based on $2.97/share
Collie BellSouth
2/15/07 300 1,700 Regulatory divestiture in connection with AT&T/BellSouth
AT&T NextWave
8/2/12 600 2,846
Price includes guard bands; ex. yields $0.37 / MHz-pop
Subject to FCC approval of AT&T / Sirius plan
Harbinger
(LightSquared)
SkyTerra
9/23/09 1,849 7,500
Regulatory requirement for significant build-out
Dalmatian DBSD
2/1/11 1,364 6,000
Transactions included satellites
Required $114mm payment to Shepherd
Dalmatian Terrestar
6/14/11 1,382 6,600
FCC approval required prior to terrestrial use
Distressed sale
Verizon SpectrumCo
12/2/11 3,600 5,180
Contiguous with holdings / able to immediately deploy
Part of larger agreement with Cable Companies
Verizon Cox
12/16/11 315 560
Contiguous with holdings / able to immediately deploy
Complementary to SpectrumCo Acquisition
Various
Nextwave
Spectrum
7/17/08 150 593
$0.253
$0.563
$0.695
$0.209
$0.227
$0.247
$0.211
$0.176
$0.210
$0.216
$0.255
Source: Company filings, FCC reports and Wall Street research.
Note: Figures in millions, except $ / MHz-pop.
(1) Reflects total transaction size at headline “target” price of $20 / share (price after post-closing adjustments to be within $17-$23 range).
(2) Reflects Shepherd spectrum to be contributed, as of 4/30/08. Merger agreement specifies a minimum of 27,540 MHz-pop at closing.
(3) Transaction was primarily WCS but also included AWS spectrum.
(4)
Includes C/D blocks not immediately usable due to requirement for “guard bands.” 1,607 MHz-pop excluding C/D blocks.
(5)
Final closing prices as per Q1’12 10-Q.
(6)
Divestiture included both 10 and 20 MHz blocks; assumes average of 15 MHz, as per Wall Street research.

- CONFIDENTIAL -
Precedent Premiums Paid in Recent Cash Transactions
Source: Thomson SDC.
(1) Includes 108 cash-only transactions announced since January 1, 2009 with non-financial, non-real estate public U.S. targets.
25    Percentile Median Mean 75    Percentile
Current Shepherd Proposal
Selected Cash Transactions with Equity Values between $1.0-$5.0 billion
Pre-Leak Prior to
St. Bernard-Shepherd
Announcement
Prior to
Initial Proposal

20%
26%
32%
35%
37%
38%
39%
46%
45%
44%
52%
21%
17%
31%
37%
35%
55%
123%
118%
80%
23%
1-Day 1-Wk 4-Wks 1-Day 1-Day 1-Day 1-Day 1-Day 1-Day 1-Wk 1-Wk 1-Wk 1-Wk 1-Wk 1-Wk 4-Wks 4-Wks 4-Wks 4-Wks 4-Wks 4-Wks
(1)
th th

Precedent Minority Squeeze-Out Transactions
Selected Cash Transactions Greater than $1.0 billion
Source: Company filings, Thomson SDC, Bloomberg and Capital IQ.
Note: Date ranges reflect calendar ranges (e.g., 30 days reflects 30 calendar days).
(1) Reflects value of equity acquired. U.S. dollars in billions.
(2) Premium to target’s stock price 1-day prior to preliminary announcement.
(3) Initial to final.
All Transactions
Transactions with Price Increases
Preliminary Offer Final Offer
Date Ownership
Txn Premium Price
Annc. Closed Target Acquiror % Prior % Acq. % PF Value
(1)
Price Prem.
(2)
Price 1-Day 1-Week 4-Week Increase
(3)
6/2/10 8/30/10 Gerdau Ameristeel
Gerdau Steel N.
America
66.3% 33.7% 100.0% $1.6 $11.00 53.4% $11.00 53.4% 57.1% 56.9% -
9/4/09 10/28/09
Odyssey Re
Holdings
Fairfax Financial
Holdings
72.6% 27.4% 100.0% 1.0 60.00 20.0% 65.00 30.0% 29.9% 39.9% 8.3%
8/12/08 11/5/08 UnionBanCal
Bank of Tokyo-
MUFJ
65.4% 34.6% 100.0% 3.7 63.00 9.1% 73.50 27.2% 29.5% 104.4% 16.7%
7/21/08 3/26/09 Genentech Roche Holdings AG 55.7% 44.3% 100.0% 46.8 89.00 8.8% 95.00 16.1% 26.0% 28.1% 6.7%
3/10/08 1/2/09
Nationwide
Financial
Nationwide Mutual
Insurance
66.3% 33.7% 100.0% 2.5 47.20 26.7% 52.25 40.2% 31.0% 31.0% 10.7%
11/20/06 4/20/07 TD Banknorth
TD Bank Financial
Group
57.0% 43.0% 100.0% 3.2 32.33 7.3% 32.33 7.3% 9.1% 8.6% -
2/6/06 5/16/06
Lafarge North
America
Lafarge S.A. 53.2% 46.8% 100.0% 2.9 75.00 17.4% 85.50 33.8% 34.4% 40.5% 14.0%
9/1/05 11/8/05 7-Eleven Seven & I Holdings 72.7% 27.3% 100.0% 1.3 32.50 14.7% 37.50 32.3% 31.0% 14.1% 15.4%
8/2/04 12/8/04
Cox
Communications
Cox Enterprises 62.2% 37.8% 100.0% 8.5 32.00 16.0% 34.75 26.0% 24.6% 25.2% 8.6%
Min 7.3% 7.3% 9.1% 8.6% -
Mean 19.3% 29.6% 30.3% 38.8% 8.9%
Median 16.0% 30.0% 29.9% 31.0% 8.6%
Max 53.4% 53.4% 57.1% 104.4% 16.7%
Mean 11.5%
Median 10.7%

- CONFIDENTIAL -

Management has provided Centerview with two sets of financial projections, differing primarily with respect to the Company’s assumed wholesale customer base:
– Multi-Customer Case (“MCC”) assumes substantial non-Shepherd LTE network traffic beginning in 2014
(~70% of total revenue by 2015)
– Single-Customer Case (“SCC”) assumes Shepherd remains Collie’s only wholesale customer
Both cases assume ongoing LTE upgrades and retail strategy consistent with announced plans
We have also reviewed a “Modified SCC,” prepared by Collie management, which reflects a slightly-faster network buildout; results are immaterially different from SCC
In evaluating the feasibility and value of these plans, we note the following:
– Despite a concerted effort over the past several years, Collie has yet to attract another meaningful wholesale customer other than Shepherd
• Given an estimated nine-month lead time to put traffic on-net, the MCC implies one or more very significant new-customer win(s) in the immediate future
– Both the MCC and the SCC contemplate substantial funding gaps (~$2bn and ~$4bn, respectively) to reach free cash flow positive
• Potential sources of funds include capital markets solutions and/or spectrum sales, but uncertainty around the timing and amount of available funding impacts the feasibility of these plans
Management Plan Overview
Centerview Observations
Source: Collie management.
(1) Analysis does not reflect proceeds from divestiture of excess spectrum; indicative Dalmatian proposal implies additional value of
~$1.40 per share.

- CONFIDENTIAL -
(1)

- CONFIDENTIAL -
12 -'20
2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E CAGR
MCC
Revenue $1,253 $1,262 $1,207 $1,082 $2,351 $3,905 $5,098 $6,145 $7,141 $7,447
24.8%
Adjusted EBITDA
(1)
($305) ($168) ($280) ($482) $748 $2,275 $3,696 $4,871 $5,763 $5,940 NM
% Margin -24.3% -13.3% -23.2% -44.5% 31.8% 58.3% 72.5% 79.3% 80.7% 79.8%
Capital Expenditures (220) (157) (327) (294) (235) (390) (510) (614) (714) (745) 21.5%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,113) (1,269) (389) 1,200 2,524 2,184 2,600 2,768 NM
Cash Balance / (Deficit) $1,108 $828 ($350) ($1,654) ($2,075) ($898) $1,596 $3,743 $6,306 $9,036
SCC
Revenue
$1,253 $1,262 $1,191 $839 $1,211 $1,714 $2,101 $2,434 $2,749 $2,904 11.0%
Adjusted EBITDA
(1)
($305) ($168) ($267) ($717) ($387) $106 $745 $1,287 $1,554 $1,640 NM
% Margin -24.3% -13.3% -22.4% -85.4% -32.0% 6.2% 35.5% 52.9% 56.5% 56.5%
Capital Expenditures (220) (157) (293) (317) (154) (171) (238) (243) (279) (298) 8.4%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,065) (1,545) (1,267) (641) (57) 487 725 812 NM
Cash Balance / (Deficit) $1,108 $828 ($301) ($1,882) ($3,181) ($3,845) ($3,932) ($3,481) ($2,794) ($2,021)
Management Plan Overview
Source: Financial projections per Collie management.
Note: U.S. dollars in millions.
(1) Adjusted EBITDA excludes non-cash charges per Collie management calculation.
Financial Summary
Indicates Maximum Funding Gap

Illustrative DCF Value
Source: Financial projections per Collie management.
Note: Includes present value of NOLs per management.
Plan requires ~$4.0 billion additional
funding to achieve forecast
Plan requires ~$2.0 billion additional
funding to achieve forecast

- CONFIDENTIAL -
Perpetuity Growth Rate
4.8x
1% 2% 3%
10.0% 5.7x 6.5x 7.5x
12.5% 4.5 5.0 5.5
15.0% 3.7 4.0 4.4
17.5% 3.1 3.4 3.6
Perpetuity Growth Rate
4.5x
1% 2% 3%
10.0% 5.4x 6.1x 7.0x
12.5% 4.2 4.7 5.2
15.0% 3.5 3.8 4.1
17.5% 2.9 3.2 3.4
Perpetuity Growth Rate
e
$6.7
1% 2% 3%
10.0% $12.19 $13.64 $15.49
12.5% 7.91 8.65 9.54
15.0% 5.25 5.67 6.15
17.5% 3.45 3.71 4.00
Perpetuity Growth Rate
e
($1.4)
1% 2% 3%
10.0% ($0.09) $0.28 $0.76
12.5% (1.16) (0.97) (0.74)
15.0% (1.81) (1.70) (1.58)
17.5% (2.23) (2.16) (2.09)
MCC – Equity Value / Share SCC – Equity Value / Share
MCC – Implied Terminal Value Multiple SCC – Implied Terminal Value Multiple

- CONFIDENTIAL - Review of Alternatives Section 3 - CONFIDENTIAL -

Overview of Alternatives Considered
Realizable value
Shepherd assumes obligations
Upon completion, eliminates key
risks
Interim funding
Conditionality
Impact if transaction does not close
SIGs’ support
Net proceeds help address
funding gap and provide time
Likely permits refinancing at
improved terms
Dalmatian's intended use of
spectrum is unclear
Shepherd’s reaction/response
Addresses capital structure issues
Potential ability to address key
governance issues, uneconomic
leases, etc.
Highly-uncertain outcome
Equity recovery uncertain
Sale or liquidation of spectrum
may be required
Shepherd and Dalmatian have
ability to influence process
outcome
SIGs’ reaction/response
(however, provides addt’l time)
Covered in Section 1

- CONFIDENTIAL -
Benefits
Considerations
Wholesale
Customers
Governance /
Ownership
Liquidity
Solution to Key Collie Issues?
I. Sale to Shepherd II. Sale of Spectrum to Dalmatian
III. Chapter  I I Restructuring

Financing Considerations
Source: Collie management and SEC filings.
(1) Assumes refinancing of Senior Secured Notes at 8.5% annual interest rate.
(2) Discount relative to unaffected price of $2.40.
Lenders have indicated potential ability to refinance
a portion of $3.2bn Senior Secured Notes
Issuance upsized to include 6% call premium
8.00% - 9.00% coupon on new debt versus 12.00%-
14.75% current coupon
Potential annual interest savings of $22 million
for each $1 billion refinanced
No upfront cash to Collie’s balance sheet;
interest savings would not satisfy funding gap
Investors will demand call protection on new
debt, limiting Shepherd’s ability to refinance
post-merger
Market perception of likelihood of strategic
transaction may impact pricing / terms
Most-aggressive proposal indicated ability to
refinance $500mm Second Priority Notes
Market appetite for new issue likely limited and
expensive
No upfront cash to Collie’s balance sheet;
interest savings would not satisfy funding gap
Coupon not specified
Mt. Kellett provided term sheet in Spring 2012 for
structured equity investment; however, proposal
was not fully committed
Execution may be challenged by uncertainty
around committed equity offering
Company only has 360mm available authorized
shares (increase would require shareholder vote)
Shepherd pre-emptive rights
Likelihood of significant dilution

Senior Debt
Junior Debt
Equity
Comments Illustrative Impact Analysis
- CONFIDENTIAL -
(1)

Chapter 11 Considerations
Description
Pre-Arranged Chapter 11 Filing Non Pre-Arranged Chapter 11 Filing
Restructuring plan agreed with key creditors prior
to filing
Court process used to confirm plan
Company files without a pre-negotiated exit plan
Benefits
Court process provides protection to Company
and stakeholders
Enhances negotiating leverage with key
constituencies
Reduces uncertainty and time to resolution
Addresses liquidity needs
Minimizes liquidation risk
Available option if pre-arranged filing is not possible
(e.g., unable to build consensus, liquidity
deteriorates, etc.)
Shepherd
Considerations
Will be a key party—at least initially—to any
negotiations
May pursue spectrum acquisition
Potential for cooperation with Dalmatian
Will seek to protect existing MVNO agreements
Potential stalking horse in asset sale(s)
May require Debtor in Possession financing to fund
liquidity needs during case
We understand that the Company is in the process of exploring—as a fall-back—various restructuring alternatives
Dalmatian
Considerations
Capital structure positions makes Dalmatian a key
constituency
Will be focused on acquiring spectrum
Could offer to swap debt for equity and/or new
financing
Concerned about cram-up
Potential for cooperation with Shepherd
Same as at left

- CONFIDENTIAL -

- CONFIDENTIAL - Supporting Materials Appendix A - CONFIDENTIAL -

- CONFIDENTIAL -
Illustrative WACC Analysis
Source: Bloomberg, Ibbotson and  Advantage Data.
(1) Based on yield-to-worst of currently outstanding traded notes.
Illustrative WACC Over Time
Max Debt Yields Prior to S-P Annc. Current
(10/11/11) (10/10/12) (12/10/12)
Cost of Equity 14.3% 14.5% 12.9%
Cost of Debt – At Par
Wtd Avg. Cost of Debt (Incl. Leases)
– At Pa 11.1% 11.1% 11.1%
(Less): Taxes @ 38% (4.2%) (4.2%) (4.2%)
After-Tax Cost of Debt – At Par 6.9% 6.9% 6.9%
WACC – At Par 9.1% 9.2% 9.6%
Cost of Debt – Based on Traded Notes Yield-to-Worst
Weighted Avg. Yield-to-Worst
(1)
27.4% 12.5% 9.2%
(Less): Taxes @ 38% (10.4%) (4.8%) (3.5%)
After-Tax Cost of Debt – At Yield-to-Worst 17.0% 7.8% 5.7%
WACC – At Yield-to-Worst 16.2% 9.8% 8.9%

- CONFIDENTIAL -
Does not reflect impact of synergies
– Collie management has presented to Shepherd potential to realize up to $1.2bn in annual operating savings, and more than $1.6bn in aggregate near-term CapEx savings
Illustrative Consolidation Math
Standalone Pro Forma
(A) + (B)
(A) (B) Shepherd w/ Additional
Shepherd
(1)
Collie (2) $4.9bn from St. Bernard (3) (A) + (B)
Current 9/2012PF Capital Structure
Gross Debt $24.5 $4.5 $25.8 $28.9
(Less): Cash (8.8) (1.2) (12.7) (7.8)
Net Debt 15.6 3.3 13.2 21.2
Illustrative 6/2013 Capital Structure
Gross Debt 24.4 4.4 25.8 28.9
(Less): Cash (6.3) (0.2) (9.1) (4.2)
Net Debt 18.1 4.2 16.6 24.6
Illustrative Leverage Statistics
Gross Debt / LTM EBITDA 5.1x nm 5.5x 6.2x
Net Debt / LTM EBITDA 3.3 nm 2.8 4.5
LTM (9/2012) EBITDA $4.8 ($0.1) $4.7 $4.7
Gross Debt / Proj. LTM EBITDA 4.8x nm 5.3x 5.9x
Net Debt / Proj. LTM EBITDA 3.5 nm 3.4 5.0
Proj. LTM EBITDA $5.1 ($0.2) $4.9 $4.9
9/12PF
6/13E
Source: Collie management, Company filings and Wall Street research.
Note: For illustrative purposes assumes Collie acquisition at $3.00 / share.
(1) Current capital structure is pro forma for $3.1bn convertible note issuance, purchase of English Setter stake in Collie, purchase of U.S. Cellular spectrum and consent solicitation fee.  6/2013 capital structure reflects Wall Street estimates.
(2) Debt excludes spectrum leases for purposes of leverage analysis.
(3) Pro forma for conversion of $3.1bn convertible note to equity.

- CONFIDENTIAL -
Multiple Carrier Case Single Carrier Case
Gross Proceeds to Collie $2,460 $2,460
Less: NPV of Spectrum Leases (177) (177)
Less: Cash Taxes (200) (200)
Less: 2013E CapEx Spend (a) (327) (293)
Less: 25% of Proceeds after CapEx Reserve (b) (439) (447)
Proceeds to be Used to Tender for Debt $1,317 $1,342
2013E 2014E 2015E 2016E 2017E 2013E 2014E 2015E 2016E 2017E
Memo: Status Quo Cash Balance ($350) ($1,654) ($2,075) ($898) $1,596 ($301) ($1,882) ($3,181) ($3,845) ($3,932)
Status Quo Period Cash Flow ($1,178) ($1,305) ($420) $1,176 $2,494 ($1,130) ($1,581) ($1,298) ($665) ($87)
Net Proceeds from Spectrum Sale (after Tender) 1,317 - - - - 1,342 - - - -
Proceeds Reserved for CapEx / General (a+b) 766 - - - - 741 - - - -
Annual Interest Savings
(1)
- - - - - - - - - -
Pro Forma Ending Cash Balance $1,733 $429 $8 $1,185 $3,679 $1,782 $201 ($1,098) ($1,762) ($1,849)
Status Quo Period Cash Flow ($1,178) ($1,305) ($420) $1,176 $2,494 ($1,130) ($1,581) ($1,298) ($665) ($87)
Net Proceeds from Spectrum Sale (after Tender) - - - - - - - - - -
Proceeds Reserved for CapEx / General (a+b) 766 - - - - 741 - - - -
Annual Interest Savings
(1)
161 161 161 161 161 165 165 165 165 165
Pro Forma Ending Cash Balance $578 ($566) ($824) $513 $3,169 $604 ($813) ($1,946) ($2,447) ($2,369)
Assuming No
Holders Tender
Assuming 100% of
Holders Tender
Illustrative Cash Flow Impact of Potential Dalmatian Transaction
Source: Financial projections per Collie management.
Note: U.S. dollars in millions.
(1) Based on weighted average interest rate of 12.25% on Senior Secured Notes.
Refinancing of Senior Secured Notes
could help address funding gap